UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 303-573-1660

N/A (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Royal Gold and International Royalty Corporation (“IRC”) announced that they obtained an Interim Order from the Ontario Superior Court of Justice approving the calling, holding and conducting of a special meeting of the IRC shareholders to consider the Plan of Arrangement between Royal Gold and IRC as announced on December 18, 2009, whereby Royal Gold would acquire all of the issued and outstanding common shares of IRC.  The special meeting of IRC shareholders to approve the combination is scheduled to be held on Tuesday, February 16, 2010, at 9:00 a.m. MST at the Inverness Hotel and Conference Center, Evergreen Room, 200 Inverness Drive West, Englewood, Colorado.  The hearing for the Final Order is expected to take place on Friday, February 19, 2010, subject to the approval of the Arrangement by IRC shareholders at the special meeting.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

Date: January 21, 2010	By:	/s/ Karen Gross
Karen Gross
Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 19, 2010